Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

DELL INTERNATIONAL L.L.C.

THIS Amended and Restated Certificate of Formation of Dell International L.L.C., a Delaware limited liability company (the “Company”), dated as of June 14, 2022, is being duly executed and filed by Christopher Garcia, as an authorized person, in accordance with the provisions of 6 Del. C. §§ 18-204 and 18-208 to restate, integrate and amend the Certificate of Formation of the Company. The Company was formed under the name New Dell International LLC by the filing of the Company’s original Certificate of Formation (the “Original Certificate of Formation”) on August 10, 2016. The Original Certificate of Formation was amended by the Certificate of Merger of Dell International L.L.C. with and into New Dell International LLC filed on September 8, 2016 to change the name of the Company, as the surviving limited liability company, to its current name and further amended and restated by the filing of an amended and restated Certificate of Formation on January 10, 2020.

This Amended and Restated Certificate of Formation restates, integrates and amends the Company’s Original Certificate of Formation (as previously amended and restated) in its entirety to read as set forth herein:

1.	The name of the limited liability company is Dell International L.L.C.

2.

The address of the registered office of the Company in the State of Delaware is: Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808-1674. The name of the registered agent of the Company at such address is Corporation Service Company.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 08:05 AM 06/22/2022
FILED 08:05 AM 06/22/2022
SR 20222787340 - File Number 6120344

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation of Dell International L.L.C. as of the date first-above written.

/s/ Christopher Garcia
Name: Christopher Garcia
Title: Authorized Person